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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan of Portal Software, Inc. of our report dated February 24, 1999, except for the first and second paragraphs of Note 6, as to which the date is April 29, 1999, with respect to the consolidated financial statements of Portal Software, Inc. included in its Registration Statement on Form S-1 (333-86183), filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP



Palo Alto, California
March 8, 2000